UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         April 2, 2015 (April 1, 2015)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On April 1, 2015, KMG Chemicals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valves Incorporated of Texas (“Val-Tex”), a privately held Texas corporation, pursuant to which the Company will acquire Val-Tex in a merger transaction. Val-Tex manufactures and distributes industrial sealants and lubricants, primarily to the oil and gas storage, pipeline and gas distribution markets, as well as related products, such as lubrication equipment and fittings. In addition to the lubricants business, Val-Tex also owns 606,875 shares of the Company’s common stock. Additional parties to the Merger Agreement include KMG Victoria I, LLC and KMG Victoria II, LLC, both subsidiaries of the Company formed to facilitate the merger, and the two principal shareholders of Val-Tex, Fred C. Leonard III and Jason Councill. Mr. Leonard is the majority shareholder, president and chief executive officer of Val-Tex. He is also a director of the Company.

Under the terms of the Merger Agreement, Val-Tex will become a wholly owned subsidiary of the Company, and the current shareholders of Val-Tex will receive a combination of cash and common stock of the Company in exchange for all of the outstanding shares of Val-Tex. The merger consideration is $23.5 million in cash plus 606,875 shares of common stock of the Company. The 606,875 shares of the Company now owned by Val-Tex will be cancelled at the time of the merger, and no additional net shares of the Company will be outstanding after the completion of the merger. The Company will pay an additional amount in cash for the value of inventory at closing in excess of estimated inventory of $1.5 million. The Company will also assume liabilities of approximately $0.5 million. The selling shareholders of Val-Tex will distribute cash, accounts receivable and accounts payable of Val-Tex prior to the merger. The acquisition is expected to close in May 2015, and is subject to certain closing conditions. A copy of the Merger Agreement is attached as Exhibit 10.35 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.35

Agreement and Plan of Merger dated as of April 1, 2015, among KMG Chemicals, Inc., Valves Incorporated of Texas, KMG Victoria I, LLC, KMG Victoria II, LLC and the Principal Shareholders and the Shareholders’ Representative named therein.

99.1	Press Release, dated April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Christopher T. Fraser	Date: April 2, 2015
Christopher T. Fraser,
President and Chief Executive Officer